As filed with the Securities and Exchange Commission on August 6, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________
JOY GLOBAL INC.
(Exact name of registrant as specified in its charter)

Delaware	39-1566457
(States or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 East Wisconsin Avenue, Suite 2780
Milwaukee, Wisconsin 53202
(Address of Principal Executive Offices) (Zip Code)

Joy Global Inc. International Employee Stock Purchase Plan
(Full title of the plan)

Sean D. Major, Esq.
Executive Vice President, General Counsel and Secretary
Joy Global Inc.
100 East Wisconsin Avenue, Suite 2780
Milwaukee, Wisconsin 53202
(Name and address for agent for service)

(414) 319-8500
 (Telephone number, including area code, of agent for service)
________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	1,000,000 (1)	$50.58 (2)	$50,580,000 (2)	$5,796.47

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of our common stock that become issuable under the Joy Global Inc. International Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of our outstanding shares of common stock.

(2)
Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the amount of the registration fee.  The offering price and the amount of fee for these shares were computed based on the average of the high and low sales prices for shares of our common stock as reported by the New York Stock Exchange on August 3, 2012.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 under the Securities Act.  The documents containing the information required by Part I of Form S-8 will be sent or given to the participants in the Joy Global Inc. International Employee Stock Purchase Plan as required by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents Joy Global Inc. (the “Company”) previously filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the year ended October 28, 2011, filed with the Commission on December 22, 2011;

•	The Company’s Quarterly Report on Form 10-Q for the period ended January 27, 2012, filed with the Commission on March 2, 2012;

•	The Company’s Quarterly Report on Form 10-Q for the period ended April 27, 2012, filed with the Commission on June 4, 2012

•
The Company’s Current Reports on Form 8-K filed with the Commission on November 1, 2011, November 7, 2011, December 6, 2011, December 29, 2011, February 13, 2012 (as amended by Amendment No. 1 filed with the Commission on April 27, 2012), March 6, 2012, and June 5, 2012.

•
The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed with the Commission on November 14, 2011, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                      Description of Securities.

Not Applicable.

Item 5.                      Interests of Named Experts and Counsel.

The validity of the shares of common stock being registered under this registration statement has been passed upon by Mr. Sean D. Major, Esq., Executive Vice President, General Counsel and Secretary of the Company.  Mr. Major is an officer of the Company and as of August 6, 2012, owns 14,269 shares of the Company’s common stock.  As of such date, Mr. Major also holds options to purchase 39,833 shares of the Company’s common stock, of which 22,667 are presently exercisable.

Item 6.                      Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify any person, including any officer or director, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such suit, action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided, that, in the case of any threatened, pending or completed action by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper.  Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under the DGCL to indemnify such person against any expenses (including attorneys’ fees) reasonably incurred by such person in connection with the action.

Certificate of Incorporation and Bylaws

Article 6 of our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, as presently existing or as amended, no director of the Company shall be liable to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Company or its stockholders.

Article III, Section 15 of our Bylaws provides that each person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, arbitration, mediation or proceeding, whether civil, criminal, administrative or investigative, whether domestic or foreign, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent not prohibited by the DGCL, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. The right to indemnification conferred in the Bylaws is a contract right and is not exclusive of any other right which any person may have or acquire.  We may maintain insurance, at our expense, to protect the Company and any applicable person against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The above discussion of Sections 102 and 145 of the DGCL, our Certificate of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by the actual provisions of that statute and those documents.

Item 7.                      Exemption from Registration Claimed.

Not Applicable.

Item 8.                      Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.                      Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)   to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, State of Wisconsin, on August 6, 2012.

JOY GLOBAL INC.

By:
/s/ Michael W. Sutherlin
Michael W. Sutherlin
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Michael W. Sutherlin and Sean D. Major, and each of them severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael W. Sutherlin	President, Chief Executive Officer and Director	August 6, 2012
Michael W. Sutherlin	(Principal Executive Officer)

/s/ Michael S. Olsen	Executive Vice President and Chief Financial Officer	August 6, 2012
Michael S. Olsen	(Principal Financial Officer)

/s/ James E. Agnew	Vice President, Controller and Chief Accounting Officer	August 6, 2012
James E. Agnew	(Principal Accounting Officer)

/s/John Nils Hanson	Chairman of the Board of Directors	August 6, 2012
John Nils Hanson

/s/ Steven L. Gerard	Director	August 6, 2012
Steven L. Gerard

/s/ John T. Gremp	Director	August 6, 2012
John T. Gremp

/s/ Gale E. Klappa	Director	August 6, 2012
Gale E. Klappa

/s/ Richard B. Loynd	Director	August 6, 2012
Richard B. Loynd

/s/ P. Eric Siegert	Director	August 6, 2012
P. Eric Siegert

/s/ James H. Tate	Director	August 6, 2012
James H. Tate

Exhibit Index

Exhibit Number	Description
*3.1
Amended and Restated Certificate of Incorporation of Joy Global Inc., filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated March 6, 2012 (File No. 001-09299), which is hereby incorporated by reference.

*3.2
Amended and Restated Bylaws of Joy Global Inc. as amended on December 18, 2006, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended October 28, 2006 (File No. 001-09299), which is hereby incorporated by reference.

4.1	Joy Global Inc. International Employee Stock Purchase Plan.
5.1	Legal Opinion of Sean D. Major, Executive Vice President, General Counsel and Secretary of the Company.
23.1	Consent of Ernst & Young LLP (Independent Registered Public Accounting Firm)
23.2	Consent of Sean D. Major (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

* Exhibit incorporated by reference.